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Citi Trends, Inc.
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Citi Trends Issues Statement Regarding Macellum Director Nominations

Company highlights progress on strategic plan

SAVANNAH, Ga.— March 18, 2019 — Citi Trends, Inc. (NASDAQ: CTRN) today confirmed that Macellum SPV III, LP (“Macellum”) has provided notice of its nomination of four individuals to stand for election to the Citi Trends Board of Directors at the Company’s 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”).

The Board’s recommendation regarding director nominees will be made in the Company’s definitive proxy materials, which will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2019 Annual Meeting. The date of the Company’s 2019 Annual Meeting has not yet been announced. Stockholders are not required to take any action at this time.

The Company issued the following statement:

Citi Trends is executing on a strategic plan focused on growing our business by being the leader in providing value-priced urban fashions to our customers. The Company has already begun to make progress on that plan, which includes operational initiatives to improve freight efficiencies and reduce several operating expense categories, systems initiatives such as store level merchandise planning and markdown optimization, and a test of the opportunity in Hispanic-dominated markets. Citi Trends recently provided details regarding its performance and long-term growth opportunities and goals as a result of these initiatives, including:

•                  Fiscal 2018 earnings per share up 59% year over year;

•                  Earnings per share of $4 within the next five years;

•                  Consistent comparable store sales growth in the range of approximately 3%;

•                  Projected annual store square footage growth of 4% to 5%;

•                  Store base potential up to 800 stores; and

•                  Continued return of excess capital to stockholders, including the authorization of a $25 million share repurchase program. In 2018, the Company returned approximately $45 million to stockholders in the form of repurchases and dividends.

The Citi Trends Board — other than Jonathan Duskin, who is the Chief Executive Officer of Macellum and a current member of the Citi Trends Board — comprises six highly qualified directors, five of whom are independent, and all of whom are actively engaged in the execution of the Company’s plan. These directors have a wide range of relevant and critical experiences, including in the areas of finance, merchandising, retail operations, distribution, marketing and advertising.

Importantly, the Board has been committed to regular refreshment and has reduced the average tenure of its independent board members to approximately six and a half years. To that end, as part of its regular refreshment process, the Board is undergoing a comprehensive search for the best director candidates to further enhance the skills and expertise of the current Board and did not want to limit itself to one director’s suggestions. The Board has evaluated

Macellum’s nominees as part of that process and will soon communicate its recommendations to stockholders.

The Board has held numerous discussions over the last few weeks with Mr. Duskin, regarding board composition and the Board’s ongoing director search process. These conversations were aimed at preventing Mr. Duskin from waging yet another costly proxy fight. Despite Macellum’s misleading claims, the Board has held these conversations with the goal of working collaboratively and coming to a conclusion that benefits all stockholders. On the other hand, Mr. Duskin has requested being compensated for the fees his firm incurred as a result of his proxy contest of two years ago, which is inconsistent with his statements regarding the Company wasting stockholder resources. The Company is disappointed that Mr. Duskin has, once again, threatened a prolonged and expensive fight, rather than resolving this matter constructively.

The Board and management team are committed to acting in the best interests of all Company stockholders and as always, remain open to constructive views from its stockholders towards the common goal of maximizing long-term stockholder value.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company operates 562 stores located in 32 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends filings with the U.S. Securities and Exchange Commission (the “SEC”), including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2019 Annual Meeting. Citi Trends intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Citi Trends’ 2019 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Citi Trends’ directors and executive officers in Citi Trends securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Citi Trends’ Annual Report on Form 10-K for the year ended February 3, 2018, filed with the SEC on April 18, 2018 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended February 2, 2019 filed on June 11, 2018, September 6, 2018 and December 10, 2018, respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.

Contact:

Bruce Smith

President and Chief Executive Officer

(912) 443-2075

Media Contact:

Andy Brimmer / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Contact:

Bruce Goldfarb / Chuck Garske / Teresa Huang

Okapi Partners LLC

(212) 297-0720

Letter to Citi Trends Associates:

Dear Associates,

We recently issued a press release responding to a public letter issued by Macellum Capital Management, a Citi Trends stockholder, regarding its intent to nominate four individuals to stand for election to our Board of Directors at our 2019 Annual Meeting of Stockholders. A copy of the press release is attached.

If the name Macellum sounds familiar, that is likely because in 2017 Jonathan Duskin, who founded Macellum, became a member of our Board of Directors, and he currently remains a member of our Board.

In terms of next steps, the Board will review the nominations and present its formal recommendation regarding director nominations in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission.

Importantly, I want to emphasize that today’s news has no impact on our strategy or your day-to-day responsibilities. As was the case two years ago when Macellum nominated directors, a small group of individuals from our Board and management team are focused on the matter. The rest of us should remain focused on continuing to grow our business by being the leader in providing value-priced urban fashions to our customers.

Today’s news may generate increased interest in Citi Trends from the media and outside parties. As always, it is important for us to speak with one voice. Accordingly, if you receive any calls from the media, analysts or other third parties, please forward them to me at bsmith@cititrends.com or (912) 443-2075, and I will respond on the Company’s behalf.

Thank you for your continued support and commitment.

Sincerely,

Bruce Smith

President and Chief Executive Officer

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2019 Annual Meeting. Citi Trends intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Citi Trends’ 2019 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Citi Trends’ directors and executive officers in Citi Trends securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Citi Trends’ Annual Report on Form 10-K for the year ended February 3, 2018, filed with the SEC on April 18, 2018 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended February 2, 2019 filed on June 11, 2018, September 6, 2018 and December 10, 2018, respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.